FOURTH AMENDMENT TO MEDIA AND MARKETING SERVICES AGREEMENT

This FOURTH AMENDMENT TO MEDIA AND MARKETING SERVICES AGREEMENT (this “Fourth Amendment”) is entered into on the 7th day of December, 2010, to be effective as of the 3rd day of December, 2010, by and between CyberDefender Corporation, a Delaware corporation (“CyberDefender”), and GR Match, LLC, a Delaware limited liability company (“GRM”).  GRM and CyberDefender may each be referred to herein as a “Party” and, collectively, as the “Parties.”

RECITALS

WHEREAS, GRM and CyberDefender Corporation, a California corporation (as predecessor in interest to CyberDefender), entered into that certain Media and Marketing Services Agreement, dated as of March 24, 2009, to be effective as of March 1, 2009, as amended by that certain First Amendment thereto, dated as of June 4, 2009, that certain Second Amendment thereto, dated as of October 26, 2009, and that certain Third Amendment thereto, dated as of October 22, 2010, to be effective October 15, 2010 (collectively, the “Agreement”); and

WHEREAS, the Parties desire to further amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agrees as follows:

1.           Amendment to Section 2.2 of the Agreement.  Section 2.2 of the Agreement is hereby amended and restated in its entirety as follows:

2.2           Reimbursement of Media Costs.  GRM shall deliver to CyberDefender weekly or monthly invoices, at GRM's sole discretion, which set forth in reasonable detail (i) the amount of all actual out of-pocket Media Placement Costs incurred by GRM in connection with providing the GRM Services during such week or month, as the case may be (not to exceed the amount of the Media Placement Costs set forth in the applicable Monthly Media Budget without CyberDefender's prior written consent) and (ii) an amount equal to two and one half percent (2.5%) (the “Overhead Expense Reimbursement Percentage”) of such Media Placement Costs, which represents CyberDefender's allocable share of GRM's overhead expenses incurred in connection with providing the GRM Services (collectively, the “Reimbursement Amount”).  For any invoice delivered by GRM to CyberDefender pursuant to this Section 2.2 prior to the later of (i) CyberDefender's payment in full of all amounts outstanding under the Revolving Credit Note (as defined in that certain Revolving Credit Loan Agreement, dated as of even date herewith, by and between CyberDefender and GRM (the “Revolving Credit Loan Agreement”)) or (ii) the expiration or earlier termination of the Revolving Credit Facility (as defined in the Revolving Credit Loan Agreement), CyberDefender shall pay the entire portion of the applicable Reimbursement Amount that is not treated as an Advance (as defined in the Revolving Credit Loan Agreement) under the Revolving Credit Loan Agreement to GRM not later than fifteen (15) days after its receipt of the applicable invoice.  For any invoice delivered by GRM to CyberDefender pursuant to this Section 2.2 following the later of (i) CyberDefender's payment in full of all amounts outstanding under the Revolving Credit Note or (ii) the expiration or earlier termination of the Revolving Credit Facility, CyberDefender shall pay the applicable Reimbursement Amount to GRM not later than forty five (45) days after its receipt of the applicable invoice.

2.           Amendment to Section 5.1 of the Agreement.  Section 5.1 of the Agreement is hereby amended and restated in its entirety as follows:

5.1           Term.  Subject to any termination rights set forth herein, the term (the “Term”) of this Agreement shall commence upon the Effective Date and continue until December 31, 2013 unless earlier terminated in accordance with the provisions of this Agreement (the “Termination Date”).

3.           Amendment to Section 5.2(iii) of the Agreement.  Section 5.2(iii) of the Agreement is hereby amended and restated in its entirety as follows:

(iii)           By GRM for any reason by giving CyberDefender written notice of the termination at least thirty (30) days prior to the effective date of termination.

4.           Conflict; Full Force and Effect.  In the event of any conflict between this Fourth Amendment and the Agreement, this Fourth Amendment shall control.  The Parties acknowledge and agree that, except as expressly provided herein, the provisions of the Agreement shall remain unmodified and in full force and effect.

5.           Successors and Assigns.  This Fourth Amendment is and shall be binding upon each of the Parties and their respective successors and assigns.

6.           Recitals.  The recitals to this Fourth Amendment are hereby incorporated by reference herein.

7.           Governing Law.  This Fourth Amendment shall be governed by the laws of the State of California, without regard to its principles of conflict of laws.

8.           Entire Agreement.  This Fourth Amendment and the Agreement contain the complete understanding and agreement of the Parties relating to the subject matter hereof and thereof and supersede any prior understanding or agreement related thereto, whether written or oral.

9.           Counterparts.  This Fourth Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together they will constitute one and the same instrument.

IN WITNESS WHEREOF, this Fourth Amendment has been duly executed by the Parties as of the date first above written.

GR Match, LLC,
a Delaware limited liability company

By:
Name:
Title:

CyberDefender Corporation,
a Delaware corporation

By:
Name: Gary Guseinov
Title: Chief Executive Officer